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BIOLASE TO HOST Q&A AND WEBCAST FOR INVESTORS REGARDING ITS SPECIAL MEETING OF STOCKHOLDERS

Foothill Ranch, Calif., October 12, 2021 – BIOLASE, Inc. (NASDAQ: BIOL), the global leader in dental lasers, today announced it will host a Q&A session and webcast for investors regarding its upcoming special meeting of stockholders scheduled for November 19, 2021 at 10:00 am PT.

As a public company, BIOLASE believes in the importance of transparency with investors, regardless of their size and economic stake. To help facilitate these connections and enhance engagement, BIOLASE is partnering with Say Technologies, a Robinhood Markets company, that has built an innovative communication platform to make it easier for investors to exercise their ownership rights. BIOLASE will utilize Say Connect to solicit questions from investors ahead of a special webcast on October 25, 2021 at 1:00 pm PT.

Starting today, investors who were holders of BIOLASE stock as of the record date for the special meeting (the close of business on October 1, 2021) can submit questions to management. To submit questions, please visit the Say Connect platform at https://app.saytechnologies.com/biolase-2021-october. Questions can be submitted through 3:00 pm PT on October 19, 2021.

BIOLASE will respond to questions from investors on a webcast scheduled for October 25, 2021 at 1:00 pm PT. A link to the webcast will be posted to the BIOLASE investor page at https://ir.biolase.com.

On October 8, 2021, BIOLASE provided notice of a Special Meeting of Stockholders. More information on the Special Meeting can be found at: https://ir.biolase.com/news-events/biolase-special-meeting-information

About BIOLASE, Inc.

BIOLASE is a medical device company that develops, manufactures, markets, and sells laser systems in dentistry and medicine. BIOLASE’s products advance the practice of dentistry and medicine for patients and healthcare professionals. BIOLASE’s proprietary laser products incorporate approximately 271 patented and 40 patent-pending technologies designed to provide biologically and clinically superior performance with less pain and faster recovery times. BIOLASE’s innovative products provide cutting-edge technology at competitive prices to deliver superior results for dentists and patients. BIOLASE’s principal products are revolutionary dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications. BIOLASE has sold over 41,200 laser systems to date in over 80 countries around the world. Laser products under development address BIOLASE’s core dental market and other adjacent medical and consumer applications.

For updates and information on Waterlase iPlus®, Waterlase Express™, and laser dentistry, find BIOLASE online at www.biolase.com, Facebook at www.facebook.com/biolase, Twitter at www.twitter.com/biolaseinc, Instagram at www.instagram.com/waterlase_laserdentistry, and LinkedIn at www.linkedin.com/company/biolase.

BIOLASE®, Waterlase® and Waterlase iPlus® are registered trademarks of BIOLASE, Inc.

BIOLASE, Inc.

John R. Beaver, President, Chief Executive Officer and Director

833-BIOLASE

jbeaver@biolase.com

or

EVC Group LLC

Michael Polyviou / Todd Kehrli

(732) 933-2754

mpolyviou@evcgroup.com / tkehrli@evcgroup.com

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